UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2008

BOSTON PROPERTIES LIMITED PARTNERSHIP

(Exact name of registrant as specified in its charter)

Delaware	0-50209	04-3372948
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Boylston Street, Suite 1900, Boston, Massachusetts 02199-8103

(Address of principal executive offices) (Zip Code)

(617) 236-3300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 23, 2008, Boston Properties Limited Partnership (the “Company”), a Delaware limited partnership and the entity through which Boston Properties, Inc. conducts substantially all of its business, entered into agreements with entities affiliated with Macklowe Properties to acquire the General Motors Building and a portfolio of other assets located in New York City consisting of 540 Madison Avenue, 125 West 55th Street and Two Grand Central Tower for an aggregate purchase price of approximately $3.949 billion. The purchase price consists of approximately $1.4655 billion of cash, the issuance to one of the selling entities of $10 million of common units of limited partnership interest in the Company and the assumption of approximately $2.4735 billion of fixed rate debt.

The aggregate purchase price was allocated as follows: General Motors Building, $2.8 billion; 540 Madison Avenue, $277.1 million; 125 West 55th Street, $444.0 million; and Two Grand Central Tower, $427.9 million. The debt that is expected to be assumed as part of the transactions consists of the following:

General Motors Building

•

an aggregate principal amount of $1.9 billion of secured and mezzanine loans having a weighted average interest rate of 5.97% per annum, all of which mature in September 2017; the Company intends to acquire the lenders’ interest in a portion of the mezzanine loans having an aggregate principal amount of $294 million

540 Madison Avenue

•	two secured loans having an aggregate principal amount of $120 million and a weighted average interest rate of 5.28% per annum, each of which matures in July 2013

125 West 55th Street

•	an aggregate principal amount of $263.5 million of secured and mezzanine loans having a weighted average interest rate of 6.31% per annum, all of which mature in March 2010

Two Grand Central Tower

•	a $190 million secured loan having a per annum interest rate of 5.10%, which matures in July 2010

The Company entered into the acquisition agreements through wholly-owned limited liability companies, but expects to admit one or more new members to those entities and consummate the acquisitions through joint ventures. The identity of the Company’s joint venture partners and the specific terms and conditions of the joint venture arrangements have not been finalized, but the Company expects that it will ultimately own an economic interest of up to approximately 49% in the ventures and provide customary property management and leasing services.

The closing of the acquisitions is expected to occur in multiple steps, with the acquisition of the General Motors Building expected to close in June 2008 and the acquisition of the remaining assets occurring individually thereafter. The Company has posted a deposit in the form of four separate letters of credit in the aggregate amount of $165 million, of which $110 million relates to the General Motors Building and the balance is allocated among the remaining assets. Upon the closing of the General Motors Building, the Company will be required to increase the deposit on the remaining assets by an aggregate of $20 million, to be released when the last closing occurs.

The closing of the acquisitions is subject to customary conditions and termination rights for transactions of this type. The Company has completed its due diligence, secured the necessary lender approvals to assume the debt on the General Motors Building and is obligated to pursue the lender approvals for the assumption of the debt on the other properties. The closing conditions also include the execution of a tax protection agreement that restricts the Company’s (and any such joint venture’s) ability to sell the General Motors Building and requires the Company (and any such joint venture) to maintain certain amounts of indebtedness associated with the property and its acquisition for a period of up to nine years. There can be no assurance that the closings will occur on the terms currently contemplated or at all.

The General Motors Building is an approximately 2,000,000 rentable square foot office building located at the corner of 5th Avenue and Central Park South in New York City. 540 Madison Avenue is a 39-story building located at Madison Avenue at 55th Street that contains approximately 292,000 rentable square feet. 125 West 55th Street is a 23-story building, spanning from 55th to 56th Streets between Avenue of the Americas and Seventh Avenue, that contains approximately 591,000 rentable square feet. Two Grand Central Tower is a 44-story mid-block tower that runs from 44th to 45th Street between Lexington and Third Avenue and contains approximately 664,000 rentable square feet.

Private Securities Litigation Reform Act of 1995. This Current Report on Form 8-K contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “guidance,” “expects,” “plans,” “estimates,” “projects,” “intends,” “believes” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance or achievements. These factors include, without limitation, the Company’s ability to obtain commitments from joint venture partners on satisfactory terms, the Company’s ability to satisfy the closing conditions to the transactions described above, the seller’s ability to perform its obligations under the agreements described above and other risks and uncertainties detailed from time to time in the Company’s filings with the Securities and Exchange Commission. The Company does not undertake a duty to update or revise any forward-looking statement whether as a result of new information, future events or otherwise.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Contribution Agreement, dated as of May 23, 2008, between Fifth Avenue 58/59 Acquisition Co. L.P., BP 767 Fifth LLC and 767 Venture, LLC, and (for purposes of Sections 10(h), 18, 20(c)(i) and 38(c)) Boston Properties Limited Partnership (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K of Boston Properties, Inc. filed on May 28, 2008).

10.2	Purchase and Sale Agreement, dated as of May 23, 2008, between 125 West 55th Street Owner LLC, Two Grand Central Tower LLC, 540 Investment Land Company LLC, 540 Madison Avenue Lease LLC and BP Manhattan LLC, and (for purposes of Sections 10(h), 20(c)(i), 38(e) and 38(f)) Boston Properties Limited Partnership (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K of Boston Properties, Inc. filed on May 28, 2008).

10.3	Contribution Agreement, dated as of May 23, 2008, between Fifth Avenue 58/59 Acquisition Co. L.P. and Boston Properties Limited Partnership (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K of Boston Properties, Inc. filed on May 28, 2008).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON PROPERTIES LIMITED PARTNERSHIP

By Boston Properties, Inc., its General Partner

Date: May 28, 2008

By:  /s/  Michael E. LaBelle

        Name: Michael E. LaBelle

        Title: Senior Vice President, Chief Financial Officer

                  & Treasurer